Exhibit 10.1

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “Amendment”), is made and entered into as of December 12, 2016, by and between Ener-Core, Inc., a Delaware corporation (the “Company”), and [BUYER] (the “Buyer”), and amends that certain Securities Purchase Agreement, dated as of November 23, 2016 (as amended to date, the “Agreement”), by and among the Company and the “Buyers” identified therein. All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Buyer entered into the Agreement, pursuant to which the Buyer agreed to purchase the Initial Note(s) and Initial Warrant(s) in the amounts set forth on the Schedule of Buyers thereto;

WHEREAS, the Agreement provided that the Subsequent Closing shall occur on December 12, 2016 (or such earlier date as shall be mutually agreed to by the Company and the Required Holders);

WHEREAS, the Company and the Buyer desire to amend the Agreement to provide that the Subsequent Closing shall occur on December 20, 2016 (or such earlier date as shall be mutually agreed to by the Company and the Required Holders);

WHEREAS, pursuant to Section 9(e) of the Agreement, any provision of the Agreement may be amended and the observance thereof may be waived only with the written consent of (i) the Company and (ii) the holders of at least a majority the aggregate number of the Conversion Shares and the Warrant Shares issued or issuable under the Notes (calculated using the Initial Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein), and shall include Empery Asset Master, Ltd. (“Empery”) so long as Empery or any of its affiliates holds any Securities;

WHEREAS, any amendment or waiver effected in accordance with Section 9(e) of the Agreement is binding upon each holder of Securities and the Company; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO THE AGREEMENT

Section 1.1 Extension of Subsequent Closing Deadline. Section 1(c)(i) of the Agreement is hereby amended and restated as follows:

“(i) The date and time of the Subsequent Closing (the “Subsequent Closing Date,” and together with the Initial Closing Date, each a “Closing Date” and collectively, the “Closing Dates”) shall be 10:00 a.m., New York City time, on December 20, 2016 (or such earlier date as shall be mutually agreed to by the Company and the Required Holders), subject to satisfaction (or waiver) of the conditions to the Subsequent Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. Any Person approved by the Company and the Required Holders may become a Subsequent Buyer and may purchase Subsequent Notes and Subsequent Warrants by duly executing and delivering a Joinder Agreement to the Company. Any Initial Buyer may also purchase, at such Initial Buyer’s option, Subsequent Notes and Subsequent Warrants by delivering written notice to the Company (each, a “Subsequent Closing Notice”). Notwithstanding anything herein, in a Joinder Agreement or in a Subsequent Closing Notice to the contrary, the number of Subsequent Notes to be purchased by the Subsequent Buyers at the Subsequent Closing shall not exceed $900,000 aggregate principal amount of Subsequent Notes.”

Section 1.2 Form of Joinder Agreement. Paragraph (a) of the Form of Joinder Agreement attached as Exhibit C to the Agreement is hereby amended and restated as follows:

“(a) The party signatory hereto as the “Subsequent Buyer” (the “Subsequent Buyer”) desires to purchase Subsequent Notes for the Subsequent Purchase Price, as set forth under the signature line of the Subsequent Buyer attached hereto. The date of the Subsequent Closing (the “Subsequent Closing Date”) shall occur on December 20, 2016 (or such earlier date as shall be mutually agreed to by the Company and the Required Holders).”

ARTICLE II

MISCELLANEOUS

Section 2.1 Acknowledgement. The Buyer understands and acknowledges that the Company will proceed with the Subsequent Closing in reliance on this Amendment. In connection therewith, the Buyer hereby represents and warrants to the Company that: (i) the Buyer has the full right, power and authority to execute and deliver this Amendment, and (ii) this Amendment has been duly and validly authorized, executed and delivered on behalf of the Buyer and, subject to Section 2.2 of this Amendment, shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

Section 2.2 Effect of this Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and “Buyers” holding a sufficient number of Conversion Shares and Warrant Shares issued or issuable under the Notes (calculated using the Initial Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date thereof) that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the Agreement shall be deemed to be a reference to the Agreement, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect.

Section 2.3 Entire Agreement. This Amendment, together with the Agreement, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.4 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Securities Purchase Agreement as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name:	Alain J. Castro
Title:	Chief Executive Officer

Signature Page to Second Amendment to Securities Purchase Agreement—November 2016

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Securities Purchase Agreement as of the date first written above.

BUYER:

By:
Name:
Title:

Signature Page to Second Amendment to Securities Purchase Agreement—November 2016

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